SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

CEDAR FAIR, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (419) 626-0830

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    Regulation FD Disclosure.
On February 9, 2011, the Company made the following statement:
“Q Funding has filed a document with the SEC suggesting that members of the Board of Directors of Cedar Fair violated federal securities laws in 2004. We believe these accusations are false and without merit. We clearly described our nomination policy in the 2004 proxy statement and we were also clear that a nomination process was not part of the proposed 2004 governance changes. Every annual meeting proxy statement that Cedar Fair has filed since 2004 has also included clear language to this fact. Due to the significance of Q Funding's accusations, which we vehemently deny, we have referred this matter to legal counsel for further review.

Given the seemingly never-ending barrage of misleading accusations and threatening filings from Q Funding, it is clear to us that they are determined to disrupt our ongoing CEO search and distract management from executing its growth strategy for the business. We have repeatedly requested and remain hopeful that Q's management will agree to meet with us face to face to engage in a productive discussion rather than continue its campaign to denigrate the leadership of the company in what we can only conclude is a subversive effort to push its self-serving agenda at the expense of the company's other unitholders.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Peter J. Crage
Peter J. Crage Executive Vice President - Finance and Chief Financial Officer

Date: February 10, 2011